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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of MapInfo Corporation on Form S-8 (Registration Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780, 333-04268, 333-22973, 333-22975, 333-24545, 333-
56359 and 333-56361) of our report dated October 28, 1998, except for Note 16, as to which the date is December 15, 1998, on our audits of the consolidated financial statements and financial statement schedule of MapInfo Corporation and Subsidiaries as of September 30, 1997 and 1998, and for the years ended September 30, 1996, 1997 and 1998, which report is included in this Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

Albany, New York
December 15, 1998